UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2018

JMP Group LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36802	47-1632931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Montgomery Street, Suite 1100, San Francisco, California 94111
(Address of Principal Executive Offices, including zip code)

415-835-8900
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2018, JMP Group LLC (the “Company”) closed a $407.8 million collateralized loan obligation (“CLO”) transaction.  The senior notes offered in this transaction (the “Secured Notes”) will be issued by JMP Credit Advisors CLO V Ltd., a newly formed special purpose Cayman vehicle (the “Issuer”), and co-issued by JMP Credit Advisors CLO V LLC, a newly formed special purpose Delaware vehicle (the “Co-Issuer”), and will be backed by a diversified portfolio of broadly syndicated leveraged loans.  The Secured Notes are subject to a two-year non-call period.  The CLO has a four-year reinvestment period that allows for the use of the proceeds from any principal repayments on, or any sales of, collateral assets towards the purchase of qualifying replacement assets, subject to certain conditions and limitations.

The capital structure of the CLO is as follows:

Class	Par Amount	Preliminary Moody’s/Fitch Rating	Maturity Date	Coupon
A	$256,000,000	Aaa / AAA	July 17, 2030	LIBOR + 1.19%
B	48,000,000	Aa2 / NR	July 17, 2030	LIBOR + 1.90%
C	22,000,000	A2 / NR	July 17, 2030	LIBOR + 2.35%
D	22,000,000	Baa3 / NR	July 17, 2030	LIBOR + 3.35%
E	20,000,000	Ba3 / NR	July 17, 2030	LIBOR + 6.32%
Senior Sub Notes	10,000,000	NR / NR	July 17, 2030	LIBOR + 6.90%(1)
Junior Sub Notes	29,825,000	NR / NR	July 17, 2030	N/A
Total	$407,825,000

(1)

On each Payment Date, the Senior Subordinated Notes will be entitled to receive the coupon stated above and 55% of all remaining interest proceeds and all remaining principal proceeds prior to any distributions on the Junior Subordinated Notes on such Payment Date.

The Notes were sold in transactions exempt from registration under the Securities Act of 1933, as amended, and have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration. The Secured Notes were issued pursuant to an indenture, dated as of July 26, 2018.

The Company, through a wholly-owned subsidiary, purchased $2,500,000 of the Senior Subordinated Notes and 100% of the Junior Subordinated Notes of the Issuer (collectively, the “Subordinated Notes” and together with the Secured Notes, the “Notes”). The Junior Subordinated Notes do not bear interest and are not rated.  The stated maturity dates of the Notes are set forth in the table above.  The Secured Notes will be the secured obligations of the Issuer and of the Co-Issuer, and an indenture governing the Notes includes customary covenants and events of default.

The Company (through JMP Credit Advisors LLC) will serve as collateral manager to the Issuer under a collateral management agreement, which contains customary representations, warranties and covenants. Under the collateral management agreement, the Company will perform certain investment management functions, including supervising and directing the investment and reinvestment of the Issuer's assets, as well as performing certain administrative and advisory functions.

U.S. Bank National Association serves as collateral administrator to the Issuer under a collateral administration agreement.  The Company (through JMP Credit Advisors LLC) made customary representations, warranties and covenants in the collateral administration agreement.

The Company intends to consolidate the loan investment portfolio and expects to account for the transaction on its balance sheet as non-recourse debt.

The descriptions of the documentation relating to this transaction contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as exhibits and incorporated into this Current Report on Form 8-K by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

10.22	Indenture, dated as of July 26, 2018, among JMP Credit Advisors CLO V Ltd., as Issuer, JMP Credit Advisors CLO V LLC, as Co-Issuer, and U.S. Bank National Association, as Trustee.

99.1	Press Release issued by the Company, dated July 27, 2018.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group LLC

Date: July 27, 2018	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer